Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2002 Equity Incentive Plan and the 1997 Employee Stock Purchase Plan of our report dated February 20, 2004, with respect to the consolidated financial statements of A.P. Pharma, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young, LLP
                                       ----------------------
                                       Ernst & Young, LLP

Palo Alto, California
August 23, 2004